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                     MACROVISION ACQUIRES EMETA CORPORATION
     ADDITION EXPANDS MACROVISION'S LEADERSHIP IN DIGITAL CONTENT MANAGEMENT

SANTA CLARA, CALIF. - FEBRUARY 15, 2006 - Macrovision(R) Corporation (Nasdaq:
MVSN) today announced that it has agreed to acquire eMeta Corporation, a leading provider of software solutions that enable companies to control and sell digital goods and services online. eMeta is a privately-held company based in New York City.

The acquisition of eMeta extends Macrovision's reach from physical distribution into the fast-growing online digital distribution segment, a strategic priority for the company.

Publishers of products and content across multiple industries such as video, software, music, games and printed information face a rapidly changing world of how their software and content is packaged, monetized and delivered to customers. As these companies move their businesses online and adopt new business models, they need new tools, technologies and services to help them flexibly license, monetize and deliver their digital goods and services.

With the acquisition of eMeta, Macrovision gains the ability to respond to its customers' changing needs with a more extensive set of digital content management solutions. The acquisition extends the breadth of Macrovision's portfolio to include a broad spectrum of access control, usage entitlement, e-commerce and subscription management solutions, which will enable companies to monetize and deliver all forms of digital content to their customers whenever and wherever they want.

eMeta's leading infrastructure solutions give companies the ability to flexibly license their intellectual property to their customers. eMeta's information publishing customers, such as newspapers and financial information firms, use eMeta's solutions to offer their customers digital access to news sections or chapters of content that are of most interest and value to them. Additionally, they have sophisticated, flexible features and options for unique subscription models, online customer billing and customer care.

"eMeta's solutions are a perfect complement to our portfolio. Our customers will be able to benefit from a more complete set of digital offerings that will give them the flexibility to adopt new business models, enhance business performance and share content however they choose," said Fred Amoroso, CEO of Macrovision Corporation. "This, combined with our shared commitment to customer dedication, will create a premier value proposition within the industry."

"Joining forces with Macrovision is great news for our customers, employees and partners and for the digital content and software market communities as a whole," said Jonathan Lewin, founder and CEO of eMeta Corporation. "Combining our solutions, we are well positioned to offer our customers the most diverse and comprehensive set of solutions to help them maximize the revenue potential of their digital assets."

Macrovision plans to incorporate the eMeta technology portfolio into its industry-leading solutions for video, music, enterprise software and games publishers.

Macrovision will discuss the eMeta acquisition in more detail during Macrovision's quarterly earnings investor & analyst conference call scheduled for February 15 at 5:00p.m. ET.

ABOUT EMETA CORPORATION
eMeta is the leading provider of access control and commerce software for media and software companies. eMeta's advanced solutions and services enable its many globally recognized customers to sell and control their digital goods and services, maximizing the value of their digital assets. The recipient of numerous accolades, eMeta was recognized in 2005 on Red Herring's Top 100 Private Companies in North America, Software Magazine's Global Software 500 and Deloitte's Technology Fast 50. eMeta counts Pearson, The McGraw-Hill Companies, IEEE, NYTimes.com, Wolters Kluwer and iVillage among its many customers. The company is based in New York City. Additional information is available at WWW.EMETA.COM.

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ABOUT MACROVISION CORPORATION
Macrovision provides distribution, commerce and consumption solutions for software and entertainment content to the home video, PC games, music, cable/satellite, consumer software, and enterprise software industries, Macrovision holds a total of 220 issued or pending United States patents and 1,200 issued or pending international patents, and continues to increase its patent portfolio with new and innovative technologies in related fields. Macrovision is headquartered in Santa Clara, California, U.S.A. with other offices across the United States and around the world. More information about Macrovision can be found at WWW.MACROVISION.COM.

(C)Macrovision 2006. Macrovision, FLEXnet, InstallShield and TotalPlay are registered trademarks or trademarks of Macrovision Corporation. All other brands and product names and trademarks are the registered property of their respective companies.

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THIS PRESS RELEASE MAY CONTAIN "FORWARD-LOOKING" STATEMENTS AS THAT TERM IS
DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. A NUMBER OF FACTORS COULD CAUSE MACROVISION'S ACTUAL RESULTS TO DIFFER FROM ANTICIPATED RESULTS EXPRESSED IN SUCH FORWARD-LOOKING STATEMENTS. SUCH FACTORS ARE ADDRESSED IN MACROVISION'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2004 AND ITS LATEST QUARTERLY REPORT ON FORM 10-Q FOR THE PERIOD ENDED SEPTEMBER 30, 2005, WHICH ARE ON FILE WITH THE SECURITIES AND EXCHANGE COMMISSION (AVAILABLE AT WWW.SEC.GOV). MACROVISION ASSUMES NO OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENTS


MEDIA CONTACT:
Julia Hughes
Macrovision Corporation
650-642-6777
jhughes@macrovision.com
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